Exhibit 10(i)

AMENDMENT NO. 1

TO
THE DAYTON POWER AND LIGHT COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended Through February 1, 2000)
WITH RESPECT TO
THE AMERICAN JOBS CREATION ACT OF 2004

WHEREAS, The Dayton Power and Light Company and DPL Inc. (collectively, the “Company”) adopted The Dayton Power and Light Company Supplemental Executive Retirement Plan (As Amended Through December 31, 2000) (the “Plan”); and

WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the “AJCA”) added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under the Plan after December 31, 2004; and

WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of new Section 409A of the Code (collectively, the “AJCA Guidance”); and

WHEREAS, the AJCA Guidance has not yet been issued; and

WHEREAS, to the fullest extent permitted by Code Section 409A and the AJCA Guidance, the Company wants to protect the “grandfathered” status of the supplemental retirement benefits credited to each participant that are earned and vested prior to January 1, 2005;

NOW THEREFORE, the Company hereby adopts this Amendment No. 1 to the Plan, which amendment is intended to (1) allow supplemental retirement benefits earned and vested prior to January 1, 2005 to qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Code Section 409A (as specified in the Plan as in effect before the adoption of this Amendment No. 1) and (2) cause supplemental retirement benefits earned and/or vested after December 31, 2004 to be in compliance with the requirements of Code Section 409A.

Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

Section 1

Section 1 of the Plan is hereby amended by adding the following three paragraphs at the end thereof:

“It is intended that the Plan comply with the provisions of Section 409A of the Internal Revenue Code (the “Code”), as enacted by the American Jobs Creation Act (“AJCA”), so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to the

Participants.  It is intended that the Plan shall be administered in a manner that will comply with Section 409A of the Code, including any proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the “AJCA Guidance”) and the Plan is hereby deemed amended to the extent necessary to achieve such compliance.  Any provisions of the Plan that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect.

It is intended that no action be taken with respect to the Plan that would violate any provision of Section 409A of the Code.  The Compensation Committee is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements thereof (including any transition rules thereunder).

The Company, acting through the Compensation Committee, shall have the authority to adopt an amendment to the Plan that conforms the terms of the Plan to the requirements of Section 409A of the Code at such time as the Company determines that the AJCA Guidance provides sufficient clarity to permit such amendment.  Notwithstanding Section 10 of the Plan, the Company shall not be required to obtain the consent of any person to such amendment, and such amendment shall apply to actions taken with respect to the Plan between the date of Amendment No. 1 to the Plan and the date of such amendment to the extent set forth in such amendment.”

EXECUTED this      day of                                   , 2004.

By:

Title:

2